Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-278175) of our report dated April 29, 2025 relating to the financial statements of Indonesia Energy Corporation Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum Asia CPAs LLP

/s/ Marcum Asia CPAs LLP

New York, NY

April 29, 2025